EXHIBIT 10.9








June 30, 1995

Alfacell Corporation                   Kuslima Shogen
Attn:  Kuslima Shogen                  428 Cedar Grove Lane
225 Belleville Avenue                  Somerset, New Jersey 08873
Bloomfield, New Jersey 07003

     Re: SUBORDINATION AGREEMENT DATED AS OF MAY 31, 1993 BY AND AMONG ALFACELL CORPORATION ("ALFACELL"), KUSLIMA SHOGEN ("JUNIOR CREDITOR") AND FIRST FIDELITY BANK, N.A., SUCCESSOR IN INTEREST TO FIRST FIDELITY BANK, N.A., NEW JERSEY ("SENIOR CREDITOR")

Dear Ms. Shogen:

Reference is hereby made to the above-referenced Subordination Agreement. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Subordination Agreement.

As you are aware, pursuant to the terms of the Subordination Agreement, Alfacell is not permitted to make any payment of principal on the Junior Indebtedness unless and until all principal, interest, fees, expenses and all other Senior Indebtedness has been paid in full. You have requested that the Senior Creditor amend the Subordination Agreement so as to permit Alfacell to make certain principal payments to the Junior Creditor on account of the Junior Indebtedness in an amount not to exceed One Hundred and Fifty Thousand Dollars ($150,000.00).

Please be advised that the Senior Creditor is willing to allow Alfacell to make certain payments to the Junior Creditor provided that the following terms and conditions are met and complied with:

1. The aggregate amount to be paid by Alfacell to the Junior Creditor on account of the Junior Indebtedness pursuant to the terms hereof shall not exceed $150,000.00.

2. Alfacell shall immediately pay to the Junior Creditor the amount of $80,067.27, which shall be applied to reduce the Junior Indebtedness. Immediately upon receipt of said funds but in any event no later than June 30, 1995, the Junior Creditor shall deliver the sum of $80,067.27 in good funds to the Senior Creditor. The Senior Creditor is hereby authorized and directed to apply said funds to the arrearages due and owing under the Shogen Agreement.

3. In addition to the sum set forth in paragraph 2 hereof, Alfacell shall immediately pay to the Junior Creditor an amount not to exceed $45,000.00, which funds shall be utilized by the Junior Creditor to satisfy personal obligations due and owing to other creditors.

4. In addition to the sums set forth in paragraphs 2 and 3 and subject to the limitations set forth in paragraph 1 hereof, Alfacell shall pay to the Junior Creditor, upon the request of the Junior Creditor from time to time, all such amounts as may be necessary to allow the Junior Creditor to timely pay the Senior Creditor any and all amounts due the Senior Creditor under the terms of the Shogen Agreement. Immediately upon receipt of said funds, the Junior Creditor shall deliver such funds to the Senior Creditor, and the Senior Creditor is hereby authorized and directed to apply said funds to the payments due and owing under the Shogen Agreement.

5. This letter agreement shall not be deemed to be a novation and shall not be a modification of any term, condition, obligation, right, covenant or responsibility set forth in the Subordination Agreement or any loan document or other agreement between the parties, unless specifically stated herein.

If the foregoing is acceptable to you, please sign on the lines indicated below, and return an executed copy of this letter agreement together with the sum of $80,067.27 to the undersigned no later than June 30, 1995. In the event you fail to comply with the preceding sentence, this letter shall be deemed null and void and shall be of no force and effect.

Very truly yours,

/S/RICHARD A. WOLBACH
Richard A. Wolbach
Vice President


                                   The undersigned hereby agree to the foregoing:

                                   ALFACELL CORPORATION


                                   By:/S/KUSLIMA SHOGEN
                                        Kuslima Shogen, President

                                   /S/ KUSLIMA SHOGEN
                                        KUSLIMA SHOGEN